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                                                                    Exhibit 3-39
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Microfilm Number______         Filed with the Department of State on APR 15 1996

Entity Number 2690326                       /s/[graphic of signature]
                                            -----------------------------------
                                            Secretary of the Commonwealth



                            ARTICLES OF INCORPORATION
                             DSCB: 15-1306 (Rev 89)



Indicate type of domestic corporation (check one):

|x| Business-stock (15 Pa.C.S. ss. 1306)  |_| Professional (15 Pa.C.S. ss. 2903)

|_| Business-nonstock (15 Pa.C.S.         |_| Management (15 Pa.C.S. ss. 2701)
    ss. 2102)

|_| Business-statutory close (15 Pa.C.S. |_| Cooperative (15 Pa.C.S. ss. 7701) ss. 2304a is applicable)


1.   The name of the corporation is:
     Assisted Living Associates of Sanatoga, Inc.
     -------------------------------------------------------------------------
     This corporation is incorporated under the provisions of the Business Corporation Law of 1988.

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:

     (a)
          --------------------------------------------------------------------
          Number and Street        City        State      Zip       County

     (b)  United Corporate Services, Inc.                           Dauphin
          --------------------------------------------------------------------
          Name of Commercial Registered Office Provider             County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The aggregate number of shares authorized is: 1000 (other provisions, if any, attach 8 1/2 x 11 sheet)

4. The name and address, including street and number, if any, of each Incorporator is:

     Name                      Address                                          Signature                   Date
                               c/o The Multicare Companies, Inc.
     Dennis P. Powers          411 Hackensack Avenue Hackensack, NJ 07601       [graphic of signature]      4/10/96
     -----------------------   -----------------------------------------------  --------------------------  -------------------

     ----------------------    -----------------------------------------------  --------------------------  -------------------


5.   The specified effective date, if any, is __________________________________
                                            month   day    year    hour, if any


Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss. 77A et seq.).

Business cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is: N/A